                                                FILED PURSUANT TO RULE 424(b)(3)
                                                      REGISTRATION NO. 333-37393
                                                  CORRECTION TO SUPPLEMENT NO. 5



                             PROSPECTUS SUPPLEMENT

                     SUPPLEMENT NO. 6 DATED AUGUST 31, 1999
                      TO PROSPECTUS DATED OCTOBER 24, 1997

                            RURAL/METRO CORPORATION



                              SELLING STOCKHOLDER


     The following table sets forth (i) the name of the Selling Stockholder, who was transferred the shares of Common Stock from a stockholder who received the shares in connection with acquisitions by the Company, (ii) the number of shares of Common Stock of the Company beneficially owned by the Selling Stockholder as of August 31, 1999, and (iii) the number of shares of Common Stock which the Selling Stockholder may offer and sell pursuant to this Prospectus.



                                                                                   NUMBER OF SHARES OF
                                         NUMBER OF SHARES                          COMMON STOCK WHICH
                                         OF COMMON STOCK                         MAY BE OFFERED PURSUANT
NAME                                         OWNED(1)             PERCENT                HERETO
----                                     ---------------          -------        -----------------------
Ramsey SW Revocable Trust dated
  August 31, 1999, Robert L'Ecuyer,
  Trustee. ...........................       202,276                1.4%                 202,276



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(1) The Trustee in the above named trust has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by the trust.